As filed with the Securities and Exchange Commission on August 13, 2018.
No. 333-221792

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
ON
FORM S-3
TO
REGISTRATION STATEMENT ON
FORM S-1
Under
the Securities Act of 1933

CISION LTD.
(Exact name of registrant as specified in its charter)
Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
(312) 922-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Pearlstein
Chief Financial Officer
130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
(312) 922-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
(312) 862-2000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerate filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check is a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
The registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-221792) (as amended, the “registration statement”) to register its ordinary shares for resale by the selling shareholders named herein. The registration statement was declared effective by the SEC on December 1, 2017. On March 13, 2018, the registrant filed post-effective amendment No. 1 to the registration statement under Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), to include PricewaterhouseCoopers LLP’s consent relating to the use of its report dated March 13, 2018 included as an exhibit in such registration statement and the related prospectus. On March 21, 2018, the registrant filed post-effective amendment No. 2 to the registration statement under Rule 462(d) under the Securities Act to add exhibits not previously filed with the registration statement. On June 15, 2018, the registrant filed post-effective amendment No. 3 to the registration statement under Rule 462(d) under the Securities Act to add exhibits not previously filed with the registration statement.
This Amendment No. 4 to the registration statement is being filed to convert the registration statement on Form S-1 into a registration statement on Form S-3 and to update the prospectus contained in the registration statement in accordance with Section 10(a)(3) of the Securities Act. All applicable registration fees were paid by the registrant in connection with the initial filing of the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 13, 2018
PRELIMINARY PROSPECTUS
76,072,236 Shares
CISION LTD.
Ordinary Shares
The selling shareholders may offer and sell and distribute from time to time 76,072,236 ordinary shares, par value $0.0001 per share. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. We are paying certain costs and expenses of the offerings covered by this prospectus. The selling shareholders are responsible for all discounts and selling commissions related to the offer and sale of their ordinary shares.
We will provide specific terms of any offering, including the price to the public of the ordinary shares, in supplements to this prospectus. The selling shareholders may sell or distribute the ordinary shares covered by this prospectus on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale and distribution, you should refer to the section entitled “Plan of Distribution.” The selling shareholders reserve the right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of ordinary shares. If any agents, dealers or underwriters are involved in the sale or distribution of any ordinary shares, the applicable prospectus supplement will set forth any applicable commissions or discounts. You should read this prospectus and any prospectus supplement before you make an investment decision.
The net proceeds to the selling shareholders from the sale or distribution of ordinary shares will also be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering. This prospectus may not be used to sell ordinary shares unless accompanied by a prospectus supplement.
Our registration of the ordinary shares covered by this prospectus does not mean that the selling shareholders will offer or sell any ordinary shares.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “CISN.” On August 10, 2018, the last sale of our ordinary shares as reported on the New York Stock Exchange was $15.90 per share.
Investing in our ordinary shares involves risks that are described in the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2018 (which document is incorporated by reference herein), any documents we file with the SEC that are incorporated by reference in this prospectus and in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2018.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. In connection with the initial filing of the registration statement, we registered 102,255,099 ordinary shares, a portion of which shares have already been sold under this registration statement. Under this shelf process, the selling shareholders named in this prospectus may sell, from time to time, up to 76,072,236 of our ordinary shares through any means described in the section entitled “Plan of Distribution.”
This prospectus provides you with a general description of the securities the selling shareholders may offer. To the extent required by the Securities Act, we will provide a prospectus supplement that will contain specific information about the terms of each offering of securities made by the selling shareholders. For a more complete understanding of the offering of the securities, you should refer to this prospectus, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Incorporation By Reference.”
No person has been authorized to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date, other than the date mentioned on the cover page of these documents even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
This prospectus is not an offer to sell or solicitation of an offer to buy these ordinary shares in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.
Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Cision” refer to Cision Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and its subsidiaries.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
Some of the information included or incorporated by reference in this prospectus constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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our estimates of the size of the markets for our products and services;

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the rate and degree of market acceptance of our products and services;

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the success of other technologies that compete with our products and services or that may become available in the future;

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the efficacy of our sales and marketing efforts;

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our ability to effectively scale and adapt our technology;

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our ability to identify and integrate acquisitions and technologies into our platform;

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our plans to continue to expand internationally;

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the performance and security of our services;

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our ability to maintain the listing of our securities on a national securities exchange;

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potential litigation involving Cision;

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our ability to retain and attract qualified employees and key personnel;

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our ability to maintain, protect and enhance our brand and intellectual property;

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general economic conditions; and

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the result of future financing efforts.

We caution you that the foregoing list may not contain all of the forward-looking statements included or incorporated by reference in this prospectus.
The forward-looking statements included or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, including the risk factors beginning on page 6 of this prospectus, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the date the statement was first made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information incorporated by reference herein, any related prospectus supplement, along with the financial statements and the related notes incorporated by reference in this prospectus and the information set forth under the headings “Risk Factors.” Unless the context requires otherwise, the words “Cision,” “we,” “company,” “us” and “our” refer to Cision Ltd. and its subsidiaries.
Overview
Cision is a leading global provider of PR software, media distribution, media intelligence and related professional services as measured by revenue estimates from Burton-Taylor International Consulting LLC. Public relations and communications professionals use our products and services to help manage, execute and measure their strategic PR and communications programs. We believe that Cision is an industry-standard SaaS solution for PR and marketing professionals and is deeply embedded in industry workflow.
We deliver a sophisticated, easy-to-use platform for communicators to reach relevant media influencers and craft compelling campaigns that impact customer behavior. With rich monitoring and analytics, Cision Communications Cloud™ (“C3”), a cloud-based platform that integrates each of our point solutions into a single unified interface, arms brands with the insights they need to link their earned media to strategic business objectives, while aligning it with owned and paid channels. This platform enables companies and brands to build consistent, meaningful and enduring relationships with influencers and buyers in order to amplify their marketplace influence.
We have undergone a strategic transformation since GTCR’s initial investment in 2014, evolving into a PR and marketing software leader through a series of complementary acquisitions.
The acquisitions by our predecessor company of Cision and Vocus, Inc. (“Vocus”) in 2014 and their subsequent merger established the foundation of the core media database, monitoring and analysis business. Over the 12 months following this initial merger, we acquired Discovery Group Holdings Ltd. (“Gorkana”) to expand our global footprint and also completed acquisitions of Visible, Inc. (“Visible”) and Viralheat, Inc. (“Viralheat”) to enhance our social media functionality. The subsequent acquisition of PRN Group (“PR Newswire”) in 2016 added the depth and breadth of a global distribution network and making, we believe, Cision the only vendor with a comprehensive global solution for PR professionals. Following these acquisitions, in October 2016 we introduced our C3 platform. In the first quarter of 2017, we acquired Bulletin Intelligence, LLC, Bulletin News Network, LLC and Bulletin News Investment, LLC (collectively, “Bulletin Intelligence”) to expand our capability to provide expert-curated executive briefings for the Executive Office of the President and corporate C-Suite executives. In the second quarter of 2017, we acquired L’Argus de la Presse (“Argus”), a Paris-based provider of media monitoring services, to expand our media monitoring solutions and enhance its access to French media content. We acquired CEDROM-SNi Inc. (“CEDROM”) in December 2017 and PRIME Research Group (“Prime”) in January 2018 in order to further expand upon our media measurement and analysis services and improve our digital media monitoring solutions. We provide our comprehensive solution principally through subscription contracts, which are generally one year or longer, with different tiers of pricing depending on the level of functionality and customer support required. Our SaaS delivery model provides a stable recurring revenue base. In 2017, we generated $674 million of revenue, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues, and, on the same pro forma basis, approximately 83% of our revenue was generated by customers purchasing services on a subscription or recurring basis. We consider services recurrent if customers routinely purchase these services from us pursuant to negotiated “rate card” or similar arrangements, even if we do not have subscription agreements with them. As of December 31, 2017, we had more than 75,000 customers, of which the top 25 customers only accounted for approximately 4% of 2017 revenues, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues. Our customers include 92 of the top 100 worldwide brands.
Competitive Strengths
Cision’s competitive strengths include:
Comprehensive and Fully Integrated Cloud-Based Platform
C3 offers the communications professional a “one-stop shop” for virtually all the tools they need to conceive, execute, monitor and analyze an earned media campaign. We believe that offering a comprehensive cloud-based platform with multiple integrated functionalities is what communications professionals require and prefer over the alternative of using several individual point solutions that are not interconnected, lack consistency and require interactions with and payments to several external software providers. The effectiveness and appeal of integrated platforms over point solutions has been demonstrated in the broader marketing realm with the creation and growth of cloud-based platforms such as the Adobe Marketing Cloud, the Oracle Marketing Cloud and the Salesforce Marketing Cloud.
An Industry Standard for PR Professionals
We believe our PR software is known as a go-to global SaaS platform for communications professionals and is deeply embedded in industry workflow. For individuals working in the PR sector, fluency with our platform is viewed by many as a key skill.
Global Product Reach
Our offering has wide geographic reach within all our vertical markets. We believe that being able to deal with only one provider to deliver earned media solutions across the globe is a key differentiator that provides value to clients, in particular large multi-national corporations that manage PR and communications efforts globally.
Proprietary Content and Solutions
Our platform incorporates the largest media database and largest distribution network in the world, as measured by revenue estimates from Burton-Taylor International Consulting LLC. With our proprietary database of approximately 1.6 million contacts for journalists, bloggers and social influencers, including contact information, in-depth profiles, preferences and detailed pitching tips, clients can build smarter media lists to connect with the appropriate influencers and build meaningful relationships. Through our distribution network, customers can conduct both wide-reaching and targeted campaigns across traditional and digital media in more than 170 countries in over 40 languages.
Ease of Use and Workflow Capabilities
Our products are designed with easy-to-use functionality, built-in workflow capabilities, a high degree of flexibility in outputs and a sleek and intuitive user interface to help the communications professional execute their work in the best way possible.
Experienced Management Team with a Proven Track Record
We have a strong, highly experienced management team. CEO Kevin Akeroyd has more than 25 years of experience reshaping modern digital, social and mobile marketing. In his previous role, he was an integral member of the team that built the marketing cloud business unit at Oracle from a nascent stage into one of the largest marketing and advertising technology providers in the industry. Our CFO, Jack Pearlstein, has 20 years of financial, operational and strategic planning experience with technology companies.

Growth Strategy
We intend to continue to drive growth and enhance our market position through the following key strategies:
Acquire New Customers
We believe there is still a substantial opportunity to increase market penetration globally by selling our platform advantage. Most vendors in the market offer point solutions that address one or two functions in a PR campaign, resulting in the need for multiple vendors. We believe chief marketing officers prefer integrated platforms over individual solutions. The launch of C3 in October 2016 provided the market with a comprehensive platform that integrates all the core capabilities needed for a PR software campaign, establishing us as a reference platform for the PR software market. We estimate that our customer adoption of C3 in the United States has increased from approximately 1,800 customers as of March 31, 2017 to 6,400 customers as of March 31, 2018.
Continue to Develop Innovative Products and Features
We understand the importance of offering an easy-to-use product with extensive features that meet and exceed our customers’ needs. Our product team is constantly working to introduce new features that augment our existing platform. For example, in 2016, we expanded our media database capabilities, providing our customers with insights into the audience demographics of each individual influencer and providing tailored influencer recommendations for each of our customers. Our account management and customer service representatives continuously communicate the needs of our customers to the product team, providing for continuous platform improvement.
Our new product innovation pipeline aims to introduce new products to market that improve the way PR and marketing professionals do business. We recently enhanced our C3 platform by adding data attribution capabilities. We believe that our measurement and attribution capabilities will enable customers to track end-user reach, demographics, engagement and purchase conversion data from their earned media campaigns, allowing customers to measure return on investment. In accordance with our privacy policies, we plan to sell the highly valuable and anonymized consumer and influencer data we compile to brands and media networks that can use the data to improve audience targeting and increase advertising effectiveness.
Increase Revenue from Existing Customers
We believe a significant opportunity exists to increase spending by our more than 75,000 existing customers by expanding product and service offerings sold. Because we have grown through many acquisitions and a comprehensive platform did not previously exist in the PR software market, many of our customers use various PR point solutions, including solutions provided by competitors. For example, as of December 31, 2017, we had approximately 16,000 U.S. customers that were acquired as a result of our PRNewswire acquisition and an additional 13,000 non-PRNewswire customers in the United States. We estimate that approximately 3,200 of these customers overlapped. By providing the first comprehensive platform for executing and analyzing earned media campaigns, we are well positioned to increase product penetration among existing customers by encouraging them to bundle various point solutions under one umbrella. In some markets, we have not yet introduced our full range of products, but we believe we have the capability to roll out our entire product suite in each of these markets. We believe this roll out will increase average revenue per user (ARPU) and reduce customer churn through increased product penetration. We also believe we will attract new customers through a broader product set. Additionally, our sales team has historically been successful in selling higher tiered product or service offerings to existing clients and will have more opportunities to increase product penetration as our product team continues to enhance our platform.
Expand into New Geographies and Market Segments
We have an expansive global reach, spanning many major international markets around the globe, including but not limited to North America, China, EMEA, India and Latin America. However, in many international markets, our presence is currently limited. We view these markets as opportunities for geographic expansion, especially Latin America, Asia and Continental Europe.

We aim to establish the earned media cloud as the third marketing software category, alongside paid and owned media, by providing valuable demographic, psychographic, sociographic and attribution end-user data to our customers and by selling the data to brands and media networks. We believe that our development of data attribution and data monetization products will enable us to enter the marketing software market. If we are able to establish ourselves in that market, we could then enter the broader digital marketing market through platform extensions into adjacent earned media categories. These categories include ratings and reviews, employee amplification, influencer performance and content marketing. We plan to opportunistically employ both organic initiatives and acquisitions to expand into the digital marketing market.
Selectively Pursue Strategic Acquisitions
We have successfully sourced and are completing the integration of several strategic acquisitions in the last three years, including Vocus, Visible, Viralheat, Gorkana and PR Newswire. These acquisitions have strengthened our market position and enabled us to provide a comprehensive PR communications product suite with a scaled, efficient cost-structure, and we expect that our identified synergies from these acquisitions will drive further margin expansion in the future.
Our management actively evaluates additional acquisition opportunities to enhance our position in the global PR software market by expanding its market reach, geographic presence and product capabilities. However, we do not currently have agreements or commitments for any material acquisitions at this time.
Corporate Information
Cision Ltd. was incorporated in the Cayman Islands on March 9, 2017 in order to become the parent company of Canyon Holdings S.à r.l. (“Cision Luxco”) following the consummation of our merger (the “Business Combination”) with Capitol Acquisition Holdings Corp. III (“Capitol”), a blank check company incorporated in the State of Delaware on July 13, 2015. On June 29, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Capitol by operation of Rule 12g-3(a) promulgated under the Exchange Act.
Our principal executive offices are located at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601, and our telephone number is (312) 922-2400. Our website address is www.cision.com. We had approximately 3,500 employees as of December 31, 2017. Information contained on our website is not incorporated into or a part of this prospectus.

THE OFFERING
Issuer
Cision Ltd.
Ordinary shares offered by the selling shareholders
Up to 76,072,236 shares.
Selling shareholders
The selling shareholders identified in this prospectus collectively beneficially owned approximately 55.1% of our outstanding ordinary shares as of August 8, 2018 and are affiliated with certain directors of our company. See “Selling Shareholders” for more information.
Ordinary shares outstanding as of August 8, 2018
130,713,555 shares.
Use of proceeds
We will not receive any of the proceeds from the sale of shares contemplated by this prospectus by the selling shareholders.
Risk factors
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.
NYSE symbol
“CISN.”

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully review and consider all of the information included and incorporated by reference in this prospectus and in any prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and other filings we make with the SEC. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, liquidity or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our ordinary shares.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the ordinary shares offered by any of the selling shareholders. We will be responsible for certain of the expenses incurred in connection with the offering of the selling shareholders’ securities pursuant to the terms of that certain registration rights agreement, dated June 29, 2017, by and among Cision and the selling shareholders. The selling shareholders will pay any underwriting discounts and commissions incurred in connection with the sale of the ordinary shares pursuant to this prospectus.

DESCRIPTION OF ORDINARY SHARES
The following is a summary of the ordinary shares of Cision and certain specified provisions of the charter documents of Cision as currently in effect. This description is qualified in its entirety by reference to Cision’s charter documents, copies of which are available on our website at www.cision.com.
General
Cision is a Cayman Islands exempted company with limited liability. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association (the “Articles”) and the Companies Law.
The authorized share capital of Cision is US$50,000 consisting of 480,000,000 ordinary shares, par value $0.0001 per share, and 20,000,000 preferred shares of par value US$0.0001 per share. As of August 8, 2018, there were 130,713,555 ordinary shares issued and outstanding and no preferred shares have been issued or are outstanding.
Ordinary Shares
General
Walkers, Cayman Islands counsel to Cision, has confirmed that all of the issued and outstanding ordinary shares of Cision are fully paid and non-assessable. Certificates representing the outstanding ordinary shares are generally not issued and legal title to the issued shares is recorded in registered form in the register of members. Holders of ordinary shares have no pre-emptive, subscription, redemption or conversion rights.
Preferred Shares
The board of directors of Cision may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the board of directors. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of ordinary shares are entitled to such dividends as may be declared by the board of directors, subject to the Companies Law and the Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of Cision lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of ordinary shares on a pro rata basis.
Voting rights
Each ordinary share entitles the holder to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands, unless voting by way of poll demanded by the chairman of the board of directors or any shareholder present or voting by proxy.
A quorum required for a meeting of shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital of Cision in issue, provided that for so long as Cision is a “controlled company” within the meaning of the rules of the then Designated Stock Exchange (as defined in the Articles), general meetings shall not be quorate unless Cision Owner is in attendance (provided that Cision Owner holds shares in Cision).
A special resolution will be required for important matters such as a merger or consolidation of Cision, change of name or making changes to the Articles or the voluntary winding up of Cision.

An ordinary resolution of the shareholders of Cision requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting or, in each case, a unanimous resolution in writing.
Variation of rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.
Transfer of Ordinary Shares
Any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the Designated Stock Exchange or as otherwise approved by the board of directors.
In addition, the Articles prohibit the transfer of shares in breach of the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including the Exchange Act).
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.
Directors
Appointment and removal
The management of Cision is vested in a board of directors. The Articles provide that there shall be a board of directors consisting of eight (8) directors, unless increased or decreased from time to time by the directors or by Cision in general meeting, provided that, for so long as Cision Owner has the right to nominate any director for election pursuant to the Articles, the size of the board of directors shall not be increased or decreased without the prior written consent of Cision Owner. The board consists of seven (7) directors and has one vacancy. So long as shares are listed on the Designated Stock Exchange, the board of directors shall include such number of  “independent directors” as the relevant rules applicable to the listing of any shares on the Designated Stock Exchange require (subject to any applicable exceptions for Controlled Companies).
The directors are divided into three (3) classes designated as Class I, Class II and Class III, respectively. At the 2018 annual general meeting of shareholders, the term of office of the Class I directors expired and Class I directors were re-elected for a full term of three (3) years. At the 2019 annual general meeting of shareholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2020 annual general meeting of shareholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of shareholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.
The directors of Cision have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board of directors or as an addition to the existing board of directors, subject to the remaining provisions of the Articles, the terms of the Nominating Agreement, applicable law and the listing rules of the Designated Stock Exchange; provided that, subject to the terms of the Nominating Agreement, any vacancy not filled by the directors may be filled by the shareholders by ordinary resolution at the next annual general meeting or extraordinary general meeting called for that purpose; provided further, that, subject to the terms of the Nominating Agreement, whenever the holders of any class or classes of share or series thereof are entitled to elect one or more directors by the provisions of the Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected or by the holders of such class or classes of shares or series thereof in accordance with the Articles. Any director so appointed shall hold office until the expiration of the term of such class of directors or until his earlier death, resignation or removal.
A director may be removed from office by the shareholders by special resolution only for “cause” (as defined in the Articles); provided that, subject to certain limitations set forth in the Articles, (x) until the date of the 2020 annual general meeting of the shareholders (and not thereafter), any director may be removed with or without cause upon the affirmative vote of the Cision Owner if the Cision Owner and its affiliates beneficially own at least 50% of the issued ordinary shares and (y) any director who was nominated for election by the Cision Owner may be removed with or without cause upon the affirmative vote of the Cision Owner for so long as the Cision Owner has the right to nominate such director for election pursuant to the Articles.
A vacancy on the board of directors created by the removal of a director under the provisions of the Articles may be filled by the election or appointment by ordinary resolution at the general meeting at which such director is removed or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the directors.
The appointment and removal of directors is subject to the applicable rules of the Designated Stock Exchange and to the provisions of the Nominating Agreement.
The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Cision are set out in the Articles.
Indemnity of directors and officers
The Articles provide that the board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Our Transfer Agent
The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned our restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of ordinary shares then outstanding; or

•
the average weekly reported trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, occurred on July 6, 2018 (one year following the filing of the Form 10 type information in a current report on Form 8-K filed on July 6, 2017)).

As of August 8, 2018, we had 130,713,555 ordinary shares outstanding. Of these shares, 56,906,050 ordinary shares are freely tradable without restriction or further registration under the Securities Act, except for any shares that may be purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

SELLING SHAREHOLDERS
The selling shareholders identified below may resell from time to time up to 76,072,236 of our ordinary shares (plus an indeterminate number of our ordinary shares that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the table below (including the entities referenced in the footnotes to the the table) and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
The following table sets forth, as of August 8, 2018: (i) the number of our ordinary shares held of record or beneficially by the selling shareholders as of such date and (ii) the number of our ordinary shares saleable by the selling shareholders pursuant to this prospectus. The beneficial ownership of the securities set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 130,713,555 of our ordinary shares issued and outstanding as of August 8, 2018.
Except as indicated in footnotes to this table, we believe that the selling shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such selling shareholder. All of our executive officers other than Yujie Chen hold equity interests in Cision Owner pursuant to the Cision Owner Partnership Agreement and, as a result, may receive a portion of the proceeds from the sale of any ordinary shares by Cision Owner pursuant to this prospectus on account of their equity interest therein. The foregoing persons have neither a controlling interest in Cision Owner nor direct or indirect voting or dispositive power with respect to ordinary shares of Cision held of record by Cision Owner. See the section entitled “Executive Compensation” of Amendment No. 2 to our Annual Report on Form 10-K, filed with the SEC on June 1, 2018 (which document is incorporated by reference herein) for additional information about these interests.
	Beneficial Ownership of Ordinary Shares Prior to the Offering(1)			Beneficial Ownership of Ordinary Shares after the Offering(1)(2)
Name of Selling Shareholder	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Ordinary Shares Saleable Pursuant to this Prospectus	Number of Shares	Percent of Class
Cision Owner(3)	66,192,212(4)	50.6%	70,192,212(5)	—	—%
Mark D. Ein	4,410,018(6)	3.4%	4,410,018	—	—%
L. Dyson Dryden	1,470,006(7)	1.1%	1,470,006	—	—%

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.

(2)
Assumes that the selling shareholders dispose of all of the ordinary shares covered by this prospectus and do not acquire beneficial ownership of any additional ordinary shares. The registration of these shares does not necessarily mean that the selling shareholders will sell all or any portion of the shares covered by this prospectus.

(3)
Includes its affiliates GTCR Fund X/A AIV LP, GTCR Fund X/C AIV LP and GTCR Co-Invest X AIV LP (collectively, the “GTCR Funds”), which may receive ordinary shares from Cision Owner upon a distribution-in-kind of ordinary shares to its partners. The GTCR Funds are limited partners of Cision Owner. The GTCR Funds disclaim beneficial ownership of the ordinary shares of Cision held by Cision Owner, as the GTCR Funds neither have a controlling interest in Cision Owner nor direct or indirect voting or dispositive power with respect to ordinary shares of Cision held of record by Cision Owner. The address of the GTCR Funds is c/o GTCR Golder Rauner II, LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654.
(4)
Voting and dispositive power with respect to the ordinary shares held by Cision Owner is exercised by its general partner, Canyon Partners, Ltd., which is controlled by a majority vote of its 10-member board of directors (“Canyon Board of Directors”). GTCR Investment X AIV Ltd. (“GTCR AIV”) as the sole shareholder of Canyon Partners, Ltd. may be deemed to share voting and dispositive power over the ordinary shares held by Cision Owner. GTCR AIV is managed by a ten-member board of Directors (the “AIV Board of Directors”) comprised of Mark M. Anderson, Craig A. Bondy, Philip A. Canfield, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine A. Mihas, Collin E. Roche, Lawrence C. Fey IV and Benjamin J. Daverman. Each of the foregoing entities and the individual members of each of the Canyon Board of Directors and the AIV Board of Directors disclaim beneficial ownership of the shares held of record by Cision Owner except to the extent of his, her or its pecuniary interest.

(5)
Includes 4,000,000 additional ordinary shares issuable to Cision Owner upon achievement of milestone targets. 2,000,000 ordinary shares were issued to Cision Owner on November 3, 2017 upon achievement of the first such milestone.

(6)
Capitol Acquisition Management 3 LLC (“CAM 3”) is managed by its sole member. Mark D. Ein, as sole member of CAM 3, exercises voting and dispositive power over the ordinary shares held by CAM 3. Mr. Ein is a director of the Company, and also beneficially owns 11,865 shares held of record by Leland Investments, Inc., an entity controlled by Mr. Ein, which are included in the number of shares beneficially owned by CAM 3 in the table above. Mr. Ein disclaims beneficial ownership of the ordinary shares held of record by CAM 3 except to the extent of his pecuniary interest therein.

(7)
Capitol Acquisition Founder 3 LLC (“CAF 3”) is managed by its managing member. L. Dyson Dryden, as managing member of CAF 3, exercises voting and dispositive power over the ordinary shares held by CAF 3. Mr. Dryden is a director of the Company. Mr. Dryden disclaims beneficial ownership of the ordinary shares held of record by CAF 3 except to the extent of his pecuniary interest therein.

Material Relationships with Selling Shareholders
The Business Combination
On June 29, 2017, we consummated the Business Combination. As consideration for all of its equity interest in Cision Luxco, Cision Owner received 82,100,000 ordinary shares of Cision (formerly known as Capitol Acquisition Holding Company Ltd.) and 2,000,000 warrants to purchase ordinary shares of Cision (in each case, subject to adjustment). Cision Owner also acquired the right to receive up to 6,000,000 additional ordinary shares of Cision, issued in 2,000,000 increments, when Cision’s share price reaches $13.00, $16.00 and $19.00 per share; the first such issuance was made on November 3, 2017 in connection with the achievement of the first share price milestone. Each outstanding share of common stock of Capitol was converted into one ordinary share of Cision. Following the Business Combination, the outstanding warrants of Capitol, by their terms, automatically entitled the holders to purchase ordinary shares of Cision. Pursuant to the merger agreement, the sponsors of Capitol forfeited 1,600,000 shares of Capitol common stock and warrants to purchase 2,000,000 shares of Capitol common stock at closing (in each case, subject to adjustment).
Registration Rights Agreement
Cision Owner and affiliates of Mark D. Ein and L. Dyson Dryden were granted certain rights pursuant to the Registration Rights Agreement. The parties are entitled to have registered, in certain circumstances, the resale of the ordinary shares of Cision held by them, subject to certain conditions set forth therein.

Pursuant to the Registration Rights Agreement, Cision Owner is entitled to request that Cision register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” In certain limited circumstances, the holder of a majority of registrable securities held by the affiliates of Messrs. Ein and Dryden are entitled to make demand registrations. The parties to the Registration Rights Agreement are entitled to participate in certain registered offerings by Cision, subject to certain limitations and restrictions. Cision will pay expenses of the parties incurred in connection with the exercise of their rights under this agreement, other than certain fees and expenses including underwriting fees and commission.
Capitol Related Person Transactions
In July 2015, Capitol issued 10,062,500 shares of common stock to Capitol Acquisition Management 3 LLC (an affiliate of Mark D. Ein) and Capitol Acquisition Founder 3 LLC (an affiliate of L. Dyson Dryden) for $25,000 in cash, at a purchase price of approximately $0.002 per share, in connection with Capitol’s organization. Capitol Acquisition Management 3 LLC and Capitol Acquisition Founder 3 LLC subsequently transferred a portion of these shares to certain individuals, including Capitol’s independent directors, for the same purchase price originally paid for such shares. In October 2015, Capitol’s officers, directors and stockholders prior to Capitol’s initial public offering, which include selling shareholders Mark D. Ein and L. Dyson Dryden (the “Capitol Sponsors”), then contributed back to Capitol’s capital, for no additional consideration, an aggregate of 1,437,500 shares. In connection with the closing of the Capitol initial public offering, an additional 500,000 shares were contributed back to Capitol’s capital for no additional consideration.
The Capitol Sponsors, including its officers and directors, purchased an aggregate of 8,250,000 private warrants (for a total purchase price of  $8,250,000) from Capitol on a private placement basis simultaneously with the consummation of Capitol’s initial public offering.
On August 11, 2016, August 12, 2016 and August 15, 2016, Capitol’s officers and directors (or their affiliates), including Mark D. Ein and L. Dyson Dryden, loaned an aggregate of  $500,000 to Capitol in order to meet Capitol’s working capital needs. On November 9, 2016, Capitol received new commitments (which commitments replaced and superseded the prior commitments provided to Capitol in May and August 2016) from Capitol’s officers and directors to provide additional loans of up to $767,000 in the aggregate when and if needed. On February 7, 2017, Capitol’s officers and directors (or their affiliates) loaned an aggregate of  $450,000. On April 20, 2017, Capitol’s officers and directors (or their affiliates) loaned an aggregate of an additional $400,000. Additionally, Capitol received new commitments from its executive officers to provide Capitol with up to an additional $175,000 in the aggregate. These loans were evidenced by notes and were to be repaid upon the consummation of a business combination. If Capitol had not completed a business combination, the loans would have been forgiven.
Mark D. Ein and L. Dyson Dryden and their respective affiliates are entitled to registration rights pursuant to an agreement signed on the effective date of the business combination.
Leland Investments Inc., an affiliate of Mr. Ein, advanced to Capitol an aggregate of  $200,000 to cover expenses related to the Capitol initial public offering. The loan was payable without interest on the consummation of the initial public offering. The loan was repaid from the proceeds of the initial public offering.
Venturehouse Group, LLC, an affiliate of Mark D. Ein, and Dryden Capital Management, LLC, an affiliate of L. Dyson Dryden, made available to Capitol certain general and administrative services, including office space, utilities and administrative support, as Capitol may require from time to time, through the time of the business combination. Capitol has agreed to pay these entities an aggregate of $10,000 per month for these services. Mr. Ein is the Chief Executive Officer of Venturehouse Group, LLC and Mr. Dryden is the sole member of Dryden Capital Management, LLC. Accordingly, they will benefit from the transaction to the extent of their interest in Venturehouse Group, LLC and Dryden Capital Management, LLC, respectively. However, this arrangement is solely for Capitol’s benefit and is not intended to provide Messrs. Ein or Dryden compensation in lieu of a salary. Capitol believes, based on rents and fees for similar services in the D.C. metropolitan area, that the fee charged by these entities are at least as favorable as it could have obtained from an unaffiliated person.

Capitol also entered into three consulting arrangements for services to help identify and introduce it to potential targets and provide assistance with due diligence, deal structuring, documentation and obtaining stockholder approval for a business combination. These agreements provided for an aggregate annual fee of $550,000 and success fee of  $1,125,000 upon the consummation of a business combination.
Other than this $10,000 per month fee, the repayment of the $200,000 loan from Leland Investments Inc. and the payment of consulting or success fees described above (none of which payments will be made from the proceeds of the Capitol initial public offering held in the trust account prior to the completion of Capitol’s initial business combination), no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, was paid to any of Capitol’s sponsors, officers, directors or their respective affiliates, for services rendered to Capitol prior to, or in connection with the consummation of its initial business combination (regardless of the type of transaction that it is). However, such individuals received reimbursement for any out-of-pocket expenses incurred by them in connection with activities on Capitol’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There was no limit on the amount of out-of-pocket expenses reimbursable by Capitol.
Cision Related Person Transactions
Nominating Agreement
Pursuant to the Nominating Agreement, Cision Owner (or its affiliates) has the right to designate nominees for election to Cision’s board of directors for so long as Cision Owner beneficially owns 5% or more of the total number of Cision’s ordinary shares then outstanding. The number of nominees that Cision Owner (or its affiliates) is entitled to nominate under the Nominating Agreement is dependent on its beneficial ownership of ordinary shares. For so long as Cision Owner beneficially owns a number of ordinary shares equal to or greater than 35%, 15% or 5%, respectively, of the total number issued and outstanding, Cision Owner will have the right to nominate three, two or one director(s), respectively. In addition, Cision Owner has the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of Cision Owner’s beneficial ownership at such time. Cision Owner has the right to have its designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules. So long as GTCR and its affiliates are the beneficial owners of a majority of the ordinary shares of Cision held by Cision Owner, Cision Owner will, upon the request of GTCR, assign all of its rights under the Nominating Agreement to GTCR (or one of its affiliates).
Professional Services Agreement
On May 30, 2014, Canyon Valor Companies, Inc. (formerly GTCR Valor Companies, Inc.), a wholly owned indirect subsidiary of Cision (“Cision Sub”), entered into an Amended and Restated Professional Services Agreement (the “Services Agreement”) with Cision Owner, GTCR LLC and GTCR Management X LP (“GTCR Management”) pursuant to which Cision Sub agreed to engage GTCR Management as a financial and management consultant. Under the terms of the Services Agreement, GTCR Management provides various services to Cision Owner and its subsidiaries, including Cision Sub, such as corporate strategy, budgeting of future corporate investments and acquisition and divestiture strategies. GTCR Management is entitled to a placement fee in connection with any equity or debt financing of Cision Owner or any of its subsidiaries (regardless of whether such financing is provided by GTCR Management or any of its affiliates), subject to certain exceptions. The Services Agreement also requires Cision Sub to pay an annual management fee to GTCR Management, unless such amounts are not permitted to be paid under applicable credit facilities, in which case such fees automatically accrue without interest for the benefit of GTCR Management, to be paid at such time as and to the extent that such fees are permitted to be paid under such credit facilities. Cision Sub is also required to reimburse GTCR Management for reasonable travel expenses, legal fees and other out-of-pocket fees and expenses incurred by GTCR Management or its affiliates in connection with the performance of its obligations under the Services Agreement. Cision Sub has also agreed to indemnify GTCR Management and its affiliates for any losses or liabilities they incur in connection with their performance under the Services Agreement, except to the extent resulting from GTCR Management’s gross negligence or willful misconduct. Cision Sub paid fees and expense reimbursement to GTCR Management in an aggregate amount of  $0.3 million, $0.6 million and $0.6 million in 2017, 2016 and 2015, respectively.
Cision and GTCR Management terminated the Services Agreement in connection with the consummation of the Business Combination.
Intercompany Capital Contributions and Loan Agreements
Prior to the consummation of the Business Combination, Cision from time to time engaged in intercompany transactions with Cision Owner, including intercompany loans. In connection with the acquisition of Bulletin Intelligence, on March 24, 2017, in exchange for a note, Cision Owner issued $7.0 million of Units of Cision Owner to a subsidiary of Cision, which Units were used as consideration for the purchase of Bulletin Intelligence. The note was repaid to Cision Owner in connection with consummation of the Business Combination.
In connection with the acquisition of PR Newswire on June 16, 2016, Cision Owner loaned $195.9 million to Cision and issued $40.0 million of Units of Cision Owner to a subsidiary of Cision, which cash and Units were used to fund the PR Newswire acquisition. Cision Owner contributed these loans to Cision in exchange for Convertible Preferred Equity Certificates (“CPECs”), resulting in the cancellation of these loans.
From time to time prior to the consummation of the Business Combination, Cision also issued CPECs to Cision Owner in connection with capital contributions from Cision Owner to Cision. See “— Convertible Preferred Equity Certificates of Cision (CPECs)” and Note 2 to the Cision’s audited financial statements included or incorporated by reference in this prospectus for a description of the CPECs. In connection with the Business Combination, Cision Owner contributed the CPECs, along with its outstanding equity in Cision Luxco, to Cision.
Convertible Preferred Equity Certificates of Cision (CPECs)
Between April 2014 and July 2016, Cision Owner entered into 11 subscription agreements with Cision Luxco pursuant to which Cision Luxco issued and sold Convertible Preferred Equity Certificates to Cision Owner. The CPEC’s were redeemable at any time by Cision Luxco and matured 49 years from the date of issuance. In connection with the Business Combination, Cision Owner contributed the CPECs, along with its outstanding equity in Cision Luxco, to Cision.
Warrant Exchange Offer
On April 17, 2018, we commenced an exchange offer relating to our outstanding warrants (the “Warrant Exchange Offer”). We offered the holders of our warrants the opportunity to receive 0.26 of our ordinary shares in exchange for each outstanding warrant tendered by such holder. Concurrently with the Warrant Exchange Offer, we also solicited consents from holders of the warrants to amend (the “Warrant Amendment”) the warrant agreement governing the warrants in order to permit Cision to require that each outstanding warrant be converted into 0.234 ordinary shares. On May 18, 2018, we completed the Warrant Exchange Offer and issued an aggregate of 6,100,209 ordinary shares in exchange for 23,462,423 warrants, representing approximately 95.8% of the then-outstanding warrants. We also executed the Warrant Amendment. On June 4, 2018, we converted the remaining 1,037,577 warrants into 242,780 ordinary shares pursuant to the Warrant Amendment and the warrants were delisted from the New York Stock Exchange. As a result of these transactions, there were no warrants outstanding as of the close of business on June 4, 2018.
In connection with the Warrant Exchange Offer, Cision Owner tendered 2,032,043 warrants, CAM 3 tendered 4,324,307 warrants and CAF 3 tendered 1,441,436 warrants. Such tendered warrants were accepted by Cision upon completion of the Warrant Exchange Offer on May 18, 2018 and in exchange Cision Owner received 528,331 ordinary shares, CAM 3 received 1,124,319 ordinary shares and CAF 3 received 374,773 ordinary shares.

PLAN OF DISTRIBUTION
The selling shareholders may sell or distribute the shares offered under this prospectus and any accompanying prospectus supplement, if required, in one or more of the following ways (or in any combination) from time to time:
•
in market transactions, including transactions on a national securities exchange or quotations services or over-the-counter market;

•
to or through underwriters in a public offering on a firm commitment or best efforts basis, including underwritten block trades;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers or broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

•
by distributing to its (or its affiliates’) limited partners, general partners, members or other equityholders (including any distribution-in-kind of ordinary shares from the GTCR Funds to its respective partners);

•
through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with applicable securities laws;

•
through agents or through brokers or dealers, including block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
an exchange distribution in accordance with the rules of the applicable exchange, if any, or secondary distributions;

•
sales through the NYSE or on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other transactions, whether through an options exchange or otherwise;

•
sales by broker-dealers of ordinary shares that are loaned or pledged to such broker-dealers

•
through a combination of such methods; or

•
through any other method permitted by applicable law.

If required, a supplement to this prospectus will describe the particular terms of any offering of shares, including the following:
•
the names of any underwriters, agents, brokers or dealers or any selling shareholder;

•
the applicable public offering price and the purchase price of the shares and the proceeds to be received from the sale or distribution, if any;

•
any discounts or commissions and other items constituting underwriters’ or agents’ compensation; and

•
any discounts or concessions allowed or reallowed or paid to dealers.

Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes Cision Owner, the GTCR Funds, Mark D. Ein and L. Dyson Dryden and their respective affiliates and their respective donees, pledgees, transferees or other successors-in-interest selling ordinary shares received from a selling shareholder as a gift, pledge, limited liability company or partnership distribution or other transfer after the date of this prospectus or the applicable prospectus supplement.
Pro Rata In-Kind Distributions
A selling shareholder, including the GTCR Funds, that is an entity may elect to make a pro rata in-kind distribution of the ordinary shares to its members, partners or equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equityholders would thereby receive freely tradeable ordinary shares pursuant to the distribution through a registration statement except as otherwise prohibited by law. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the ordinary shares acquired in the distribution. A selling shareholder that is an individual may make gifts of ordinary shares covered hereby. Such donees may use the prospectus to resell the ordinary shares or, if required by law, we may file a prospectus supplement naming such donees.
Sales through Underwriters or Dealers
The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The selling shareholders may sell the shares through agents or dealers designated by them. If required, any agent or dealer involved in the offer or sale or distribution of the shares for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling shareholders will be set forth in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares from the selling shareholder as principal and may resell those shares at varying prices to be determined by the dealer. The selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its ordinary shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholder.
Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.
It is possible that one or more underwriters may make a market in our ordinary shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
Direct Sales and Sales through Agents
The selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Delayed Delivery Contracts
The selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.
At-the-Market Offerings
The selling shareholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling shareholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling shareholders, on one hand, and the underwriters or agents, on the other. If the selling shareholders engage in at-the-market sales pursuant to any such agreement, the selling shareholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling shareholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling shareholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of ordinary shares or other securities. If required, the terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.
Market Making, Stabilization and Other Transactions
In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our ordinary shares for their own account. In addition, to cover overallotments or to stabilize the price of our ordinary shares, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
Derivative Transactions and Hedging
The selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling shareholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
In addition, the selling shareholders may enter into hedging transactions with dealers which may engage in short sales of our ordinary shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell our ordinary shares short and deliver shares to close out such short position. The selling shareholders may also enter into option or other transactions with dealers that require the delivery by such dealers of our ordinary shares, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.
Electronic Auctions
The selling shareholders may also make sales through the Internet or through other electronic means. Since the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling shareholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
The selling shareholders and any agents, underwriters or dealers that are involved in selling our ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of our ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The underwriters, dealers and agents may engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders, in the ordinary course of business. We or the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.
To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, dealer or agent regarding the sale of the ordinary shares covered by this prospectus by such selling shareholders. If any selling shareholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.
There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement of which this prospectus forms a part. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates. We cannot give any assurance as to the liquidity of the trading market for our ordinary shares, which is listed on the New York Stock Exchange under the symbol “CISN”.

LEGAL MATTERS
Selected legal matters as to U.S. law in connection with any offering hereby will be passed upon by Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with GTCR, LLC. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, GTCR, LLC and certain affiliated entities in connection with various legal matters. The validity of the ordinary shares offered through this prospectus has been passed upon by Walkers, Cayman Islands.
EXPERTS
The financial statements of Cision Ltd. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 and the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Capitol as of December 31, 2016 and 2015 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cision.com. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 13, 2018; as amended by Amendment No. 1 to Form 10-K, as filed with the SEC on April 30, 2018; and as amended by Amendment No. 2 to Form 10-K, as filed with the SEC on June 1, 2018 (collectively, the “2017 Form 10-K”);

•
Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as filed with the SEC on May 9, 2018 and August 9, 2018, respectively;

•
Current Reports on Form 8-K or Form 8-K/A, as applicable, as filed with the SEC on February 8, 2018, March 23, 2018, April 17, 2018, May 9, 2018, May 14, 2018, May 18, 2018, June 19, 2018, June 28, 2018 and August 2, 2018;

•
the registration statement on Form S-4, as initially filed with the SEC on April 17, 2018 only with respect to (i) the audited combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014, and the unaudited condensed combined financial statements of PRN Group as of March 31, 2016 and December 31, 2015 and for the periods ended March 31, 2016 and March 31, 2015, (ii) the financial statements of Capitol as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 and (iii) the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”;

•
those portions of our definitive proxy statement on Schedule 14A, as filed with the SEC on June 1, 2018, specifically incorporated by reference in our 2017 Form 10-K; and

•
The description of our capital stock incorporated by reference in our registration statement on Form 8-A, as filed with the SEC on June 29, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Cision Ltd.
130 E. Randolph Street
7th Floor
Chicago, Illinois 60601
(312) 922-2400
Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the ordinary shares being registered hereby.
Securities and Exchange Commission registration fee		$149,714*
Accounting fees and expenses		**
Legal fees and expenses		**
FINRA Filing Fee		189,000*
Financial printing and miscellaneous expenses		**
Total	$	**

*
Previously paid.

**
Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. The memorandum and articles of association of Cision provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 16. Exhibits.
Reference is made to the exhibit index preceding the signature page hereto, which exhibit index is hereby incorporated by reference herein.
Item 17. Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( § 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description	Included	Form	Filing Date
1.1	Form of Underwriting Agreement	*
2.1	Agreement and Plan of Merger, dated as of March 19, 2017, by and among Capitol Acquisition Corp. III, Capitol Acquisition Holding Company Ltd., Capitol Acquisition Merger Sub, Inc., Canyon Holdings (Cayman), L.P. and Canyon Holdings S.à r.l.	By Reference	S-4	April 11, 2017
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 7, 2017, by and among Capitol Acquisition Corp. III, Capitol Acquisition Holding Company Ltd., Capitol Acquisition Merger Sub, Inc., Canyon Holdings (Cayman), L.P. and Canyon Holdings S.à r.l.	By Reference	S-4	April 11, 2017
4.1	Specimen Ordinary Share Certificate	By Reference	S-4/A	May 15, 2017
5.1	Opinion of Walkers	By Reference	S-1	November 28, 2017
10.1	Registration Rights Agreement between Cision Ltd. and certain holders identified therein.	By Reference	8-K	July 6, 2017
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Herewith	—	—
23.2	Consent of Ernst & Young LLP	Herewith	—	—
23.3	Consent of Marcum LLP	Herewith	—	—
23.4	Consent of Walkers	Included within Exhibit 5.1	—	—
24.1	Power of Attorney (included in the signature page thereto)	By Reference	S-1	November 28, 2017

*
To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on August 13, 2018.
CISION LTD.
By: /s/ Kevin Akeroyd
Name: Kevin Akeroyd
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kevin Akeroyd Kevin Akeroyd	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2018
/s/ Jack Pearlstein Jack Pearlstein	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	August 13, 2018
/s/ * Stuart J. Yarbrough	Director	August 13, 2018
/s/ * Philip A. Canfield	Director	August 13, 2018
/s/ * Stephen P. Master	Director	August 13, 2018
/s/ * Mark M. Anderson	Director and Chairman of the Board	August 13, 2018
/s/ * L. Dyson Dryden	Director	August 13, 2018
/s/ * Mark D. Ein	Director and Vice Chairman of the Board	August 13, 2018

Authorized Representative in the United States
Pursuant to the requirements of the Securities Act of 1933, as amended, Cision Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:
Date: August 13, 2018	By /s/ Kevin Akeroyd
Name: Kevin Akeroyd
Title: Authorized Representative in the United States
*
The undersigned, by signing his or her name hereto, does execute this Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement on Form S-1 on behalf of the above-named officers and directors of the registrant pursuant to the Power of Attorney executed by such officers and/or directors on the signature pages to the registration statement previously filed on November 28, 2017.

By: /s/ Jack Pearlstein Name: Jack Pearlstein Title: Attorney-In-Fact